Exhibit 10.7.1

Synova Healthcare Group, Inc.

1400 N. Providence Road

Suite 6010, Building II

Media, PA 19063

January 12, 2007

Sandell Asset Management Corp. (Castlerigg Master Investments)

40 West 57th Street — 26th Floor

New York, NY 10019

Attn: Cem Hacioglu

Re:	Synova Healthcare Group, Inc.

Gentlemen:

This letter evidences our agreement that upon closing of, and your funding under, the financing contemplated by that certain Securities Purchase Agreement, dated as of the date hereof, among Synova Healthcare Group, Inc., Synova Healthcare, Inc., Synova Pre-Natal, Inc. and the various investors identified therein, Synova Healthcare Group, Inc. shall reimburse you (or, at your written direction, pay on your behalf) your actual legal expenses incurred in connection with such Securities Purchase Agreement, not to exceed $10,000.

Very truly yours,

SYNOVA HEALTHCARE GROUP, INC.

By:	/s/ Stephen E. King
Stephen E. King, Chairman and CEO